                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

          This Agreement is made effective this 1st day of June, 1999 (the "Effective Date"), by and between E*TRADE GROUP, INC., a Delaware corporation ("Company"), and KATHY LEVINSON ("Executive").

                                  BACKGROUND

          Executive is serving as President and Chief Operating Officer of Company. The parties desire to enter into a formal employment agreement with respect to the continued employment of Executive by Company, which shall automatically become effective as of the Effective Date.

                             TERMS AND CONDITIONS

          In consideration of the premises and the mutual covenants and agreements set forth below, the parties agree as follows:

          1. Termination of Prior Agreements. Any prior agreement shall terminate and be of no further force and effect as of the date of this Agreement.

          2. Employment. Executive agrees to serve as President and Chief Operating Officer of Company for the term of this Agreement, subject to the terms set forth in this Agreement and the provisions of the Bylaws of Company. During her employment, Executive shall devote her effort and attention, on a full-time basis, to the performance of the duties required of her as an executive of Company. Notwithstanding the foregoing, Executive shall be entitled to serve as a director on the governing boards of no more than three (3) other for-profit or not-for-profit entities and to retain any compensation and benefits resulting from such service, so long as such service does not unduly interfere with her duties under this Agreement, and only with prior written approval by the Company Chairman and Chief Executive Officer.

          3. Compensation. As compensation for her services during the term of this Agreement, Executive shall receive the amounts and benefits set forth in this Section 3 all effective as of the Effective Date unless otherwise specified:

               (a) An annual salary of $425,000 ("Base Salary") prorated for any partial year of employment. As soon as reasonably practicable after the close of Company's current fiscal year and the close of each fiscal year thereafter, the Base Salary shall be subject to review by the Compensation Committee of the Company's Board of Directors for increases in light of the size and performance of Company. The Base Salary, as adjusted in accordance with this subsection (a), shall remain in effect unless and until it is increased in accordance with this subsection (a). Executive's salary shall be payable semimonthly or in accordance with Company's regular payroll practices in effect from time to time for officers of her level in Company.

          (b) Participation in Company's TQI bonus plan up to a maximum potential bonus of 200% of 80% of then-current Base Salary.

          (c) Participation in the employee benefit plans maintained by Company and in other benefits provided by Company to senior executives, including retirement and 401(k) plans, deferred compensation, medical and dental, annual vacation, paid holidays, sick leave, and similar benefits, which are subject to change from time to time at the reasonable discretion of Company.

          (d) Reimbursement for financial counseling not to exceed $20,000 per year and for annual physical examinations not to exceed $10,000 per year.

          (e) It is acknowledged that Executive has received option grants in accordance with the enclosed schedule. Company agrees that there will be no change made in any Stock Option during the term of Executive's employment hereunder which adversely affects Executive's rights as established by the foregoing documents, without the prior written consent of Executive.

          (f) Lease of automobile for company use, of a mutually agreeable make and model of a value not to exceed $50,000, and reimbursement of reasonable operating expense.

          (g) Reimbursement of all reasonable business-related expenses, including without limitation expenses related to travel conducted pursuant to Company's travel policies.

          (h) Reimbursement for the reasonable maintenance costs of a comprehensive security and monitoring system installed in the Executive's primary residence.

     4. Term. The term of this Agreement and the termination rights are as follows:

          (a) This Agreement and Executive's employment under this Agreement shall be effective as of the Effective Date and shall continue for a term ending on May 31, 2003 (the "Initial Term").

          (b) This Agreement and Executive's employment may be terminated by either party prior to the end of the Initial Term (or any renewal period) upon 30 days' prior written notice to the other party, provided that, in the event of such termination, Company shall be obligated to make the payments and provide the benefits described in Section 5 below.

     5. Termination Payments. Upon termination of Executive's employment, Company shall pay to Executive, within three business days after the end of the 30-day notice period provided in Section 4 above, a payment in cash equal to subsection (a) of this Section 5, and shall for the period or at the time specified provide the other benefits described in subsection (b) of this Section 5 if Executive's employment is terminated by Company, other than for Cause, within three years after any "Change in Control" of Company as defined in subsection (d) of this Section 5, or at the request of or pursuant to an agreement with a third party who has taken steps reasonably calculated to effect a Change in Control, or otherwise in connection with or in anticipation of a Change in Control.

          (a) The payment shall be equal to eighteen (18) months of Executive's current Total Annual Compensation as defined in subsection (d) of this Section 5.

          (b)  In addition to the amount payable to Executive under subsection
(a) of this Section 5, upon termination of Executive for any reason the health care (including medical and dental) and life insurance benefits coverage benefits provided to Executive at her date of termination shall be continued at the same level and in the same manner as if her employment had not terminated (subject to the customary changes in such coverages if Executive reaches age 65 or similar events), together with the benefits described in subsections (d), (f) and (g) of Section 3 beginning on the date of such termination and ending on the later of: (a) the end of the term of this Agreement or (b) the date eighteen
(18) months following the date of the Executive's termination, followed by COBRA election rights. Any additional coverages Executive had at termination, including dependent coverage, will also be continued for such period on the same terms. Any costs Executive was paying for such coverages at the time of termination shall continue to be paid by Executive. If the terms of any benefit plan referred to in this section do not permit continued participation by Executive, then Company will arrange for other coverage providing substantially similar benefits at the same contribution level of Executive.

          (c) The Company may terminate the Employee's employment for Disability by giving the Employee six months' advance notice in writing. Disability is defined in subsection (d)(vi) of this Section 5. Upon the effective date of a termination for Disability, the Company shall pay to the Executive the payment provided under subsection (a) of this Section 5. In the event of disability, the Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

          (d) For purposes of this Agreement, the following definitions shall apply:

               (i)    The "Board" shall mean the Board of Directors of Company.

               (ii) The "Incumbent Board" shall mean the members of the Board as of the date of this Agreement and any person becoming a member of the Board hereafter whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company).

               (iii)  "Change in Control" shall mean:

                         (A)  The acquisition (other than from Company) by any
person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of Company or its subsidiaries which acquires beneficial ownership of voting securities of Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                         (B)  The failure for any reason of individuals who
constitute the Incumbent Board to continue to constitute at least a majority of the Board; or

                          (C)  Approval by the stockholders of Company of a
reorganization, merger, consolidation, in each case, with respect to which the shares of Company voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of the assets of Company.

                    (iv) "Current Total Annual Compensation" shall be the greater of (i) Executive's Base Salary for the calendar year in which her employment terminates or (ii) such salary for the calendar year prior to the year of such termination.

                    (v) "Disability" shall mean the total and permanent inability of Executive due to illness, accident or other physical or mental incapacity to perform the usual duties of her employment under this Agreement, as determined by a physician selected by Company and acceptable to Executive or Executive's legal representative (which agreement as to acceptability shall not be unreasonably withheld).

                    (vi) The "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (vii) "Cause" shall be defined solely as (i) Executive's defalcation or misappropriation of funds or property of the Company, or the commission of any other illegal act in the course of her employment with Company which, in the reasonable judgment of the Board of Directors, has a material adverse financial effect on the Company or on Executive's ongoing abilities to carry out her duties under this Agreement; (ii) Executive's conviction of a felony or of any crime involving moral turpitude, and affirmance of such conviction following the exhaustion of any appeals; (iii) refusal of Executive to substantially perform all of her duties and responsibilities, or Executive's persistent neglect of duty or chronic unapproved absenteeism (other than for a temporary or permanent Disability), which remains uncured following thirty days after written notice of such alleged Cause by the Board of Directors; or (iv) any material and substantial breach by Executive of other terms and conditions of this Agreement, which, in the reasonable judgment of the Board of Directors, has a material adverse financial effect on the Company or on Executive's ongoing abilities to carry out her duties under this Agreement and which remains uncured following thirty days after written notice of such alleged Cause by either the Board of Directors, or Company's chairman and Chief Executive Officer.

               (e)  In addition to the benefits payable under subsection (a) or
(b) of this Section 5, Company shall pay Executive a tax equalization payment in accordance with this subsection. The tax equalization payment shall be in an amount which, when added to the other amounts payable to Executive under this
Section 5, will place Executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute of similar import, did not apply to any of the amounts payable under this Section 5 including any amounts paid under this subsection (e). The amount of this tax equalization payment shall be determined by Company's independent accountants and shall be payable to Executive at the same time as the payment under subsection (a) of this Section 5.

          6. Non-Competition. Executive agrees that during the Initial Term Executive shall not, directly or indirectly, engage in any business or activity or render any services or provide any advice, whether as an employee, consultant, partner, principal, agent, or representative or in any other individual, corporate or representative capacity, to any business, entity or person engaged in the brokerage business, including without limitation any business, entity or person engaged in the electronic brokerage business, in any geographic area in which Company engages in its business or reasonably contemplates engaging in its business during the Executive's employment with Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to one percent (1%) of any class of "publicly-traded securities" of any business or entity engaged in the brokerage business. For the purposes of this Section 6, "publicly-traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

          7. Assignment; Successors. Any assignment of this Agreement shall be in accordance with the following:

               (a) The rights and benefits of Executive under this Agreement, other than accrued and unpaid amounts due hereunder, are personal to her and shall not be assignable by Executive, except with the prior written consent of Company.

               (b) Subject to the provisions of subsection (c) of this Section 7, this Agreement shall not be assignable by Company, provided that with the consent of Executive, Company may assign this Agreement to another corporation wholly owned by it either directly or through one or more other corporations, or to any corporate successor of Company or any such corporation.

               (c) Any business entity succeeding to substantially all of the business of Company, by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by and shall adopt and assume this Agreement, and Company shall require the assumption of this Agreement by such successor as a condition to such purchase, merger, consolidation, sale of assets or other similar transaction.

          8. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

          If to Executive:    Ms. Kathy Levinson
                              c/o E*Trade Group, Inc.
                              4500 Bohannon Drive
                              Menlo Park, California 94025

          If to Company:      The Board of Directors
                              c/o E*Trade Group, Inc.
                              4500 Bohannon Drive
                              Menlo Park, California 94025

or such other address or agent as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

          9. Full Settlement and Legal Expenses. Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counter-claim, recoupment, defense or other claim, right or action which Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. The prevailing party shall be entitled to recover all legal fees and expenses which such party may reasonably incur as a result of any legal proceeding relating to the validity, enforceability, or breach of, or liability under, any provision of this Agreement or any guarantee of performance (including as a result of any contest by Executive about the amount of any payment pursuant to Section 5 of this Agreement), plus in each case interest at the applicable Federal Rate provided for in Section 7872(f)(2) of the Code.

          10. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California, except that any arbitration shall be governed by the Federal Arbitration Act.

          11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          12. Entire Agreement. This Agreement (including all Exhibits) contains the entire agreement of the parties with respect to the subject matter contained in this Agreement. There are no restrictions, promises, covenants, or undertakings between Company and Executive, other than those expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties. This Agreement may not be amended or modified except in writing executed by the parties.

          13. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Any arbitration shall be held in Santa Clara County, California, unless otherwise agreed in writing by the parties.

          In Witness Whereof, the undersigned directors of the Company, have executed this Agreement as of the day and year first above written.


                                    E*TRADE GROUP, INC.

                                    [CORPORATE SEAL]


                                    /s/ William A. Porter
                                    --------------------------------------------
                                    William A. Porter, Chairman Emeritus


                                    Attest: Secretary  /s/ [ILLEGIBLE]^^
                                                       -------------------------


                                    EXECUTIVE


                                   /s/ Kathy Levinson
                                   ---------------------------------------------
                                   Kathy Levinson


                                   Witnesseth:


                                   /s/ [ILLEGIBLE]^^
                                   ---------------------------------------------

                                       7